                                                                    Exhibit 10.6


                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         This Intellectual Property Security Agreement is entered into as of November 26, 1997, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name Silicon Valley East ("Bank"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 101 Huntington Avenue, Boston, Massachusetts 02199 ("Grantor").

         A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the 'Loan Agreement'; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

         B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of its Intellectual Property Collateral.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows;

                                    AGREEMENT

         To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedule A hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

         This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Grantor"                                   "Bank"

ART TECHNOLOGY GROUP, INC.                  SILICON VALLEY BANK, doing
                                            business as SILICON VALLEY EAST


By:  /s/ Jeet Singh                         By:    /s/ James C. Maynard
   --------------------------                  -----------------------------
     Jeet Singh, President                       James C. Maynard, SVP



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


                                    EXHIBIT A
                        COPYRIGHTS, PATENTS & TRADEMARKS


                                   TRADEMARKS


                                 Registration/                Registration/
Description                      Application No.              Application Date
-----------                      ---------------              ----------------
ATG                              75/150643                    8/15/96
DYNAMO                           74/722198                    8/29/95



                                     PATENTS

                                 Registration                 Registration
Description                      Application No.              Application Date
-----------                      ---------------              ----------------
METHOD AND APPARATUS FOR ON      08/855,379                   5/13/97
THE FLY COMPILATION AND
EXECUTION OF CONTENT
DOCUMENTS WITH EMBEDDED
SOURCE PROGRAM CODE





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